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                                                                    EXHIBIT 23.3




                      CONSENT OF RYDER SCOTT COMPANY, L.P.


         We hereby consent to the incorporation by reference in this Annual Report on Form 10-K prepared by PetroQuest Energy, Inc. (the "Company") for the year ending December 31, 2002, and to the incorporation by reference thereof into the Company's previously filed Registration Statements on Form S-3 (File Nos. 333-63920, 333-42520 and 333-89961) and Form S-8 (File Nos. 333-102758,
333-88846, 333-67578, 333-52700 and 333-65401), of information contained in our reports relating to certain estimated quantities of the Company's proved reserves of oil and gas, future net income and discounted future net income, effective December 31, 1999, 2000, 2001 and 2002. The referenced reserve reports were dated February 28, 2000, February 16, 2001, March 18, 2002 and February 21, 2003, respectively. We further consent to references to our firm under the headings "Risk Factors" and "Oil and Gas Reserves."




                                                    /s/RYDER SCOTT COMPANY, L.P.



Houston, Texas
March 14, 2003